Exhibit 4.1

INCORPORATED IN DELAWARE 0 **00** IRONCLAD ENCRYPTION CORPORATION 500,000,000 Authorized shares PAR VALUE $0.001 Non-Assessable Cusip 46302E107 This Certifies that **specimen** is the record holder of **No** shares of Stock of IRONCLAD ENCRYPTION CORPORATION Transferable only on the share register of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of the corporation and any amendments thereto. WITNESS the signatures of its authorized officers this 20th day of October A.D. 2017 Counter Signature Columbia Stock Transfer Company, 1869 E, Seltice Way Suite 292, Post Falls, ID 83854

For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power substitution in the premises. NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. Signed Dated In the presence of